UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2014, InfuSystem Holdings, Inc. (the “Company”), as the Guarantor, and its wholly-owned subsidiary First Biomedical, Inc., as the Tenant, entered into a lease agreement (the “Lease”) for a 28,733 square foot facility in Lenexa, KS to replace its existing leased facilities in Olathe, KS and the surrounding area. The expected Commencement Date is sometime between July 1, 2014 and August 30, 2014, dependent upon the building being ready for occupancy and full use of the Tenant.

The material terms of the Lease are as follows:

a)	Premises: Certain office, lab, and warehouse space comprising 28,733 square feet located at 11102 – 11134 Strang Line Road, Lenexa, KS;

b)	The term of the Lease is 147 Months beginning on the date of occupation. Tenant may terminate the Lease, effective on the 7th anniversary of the Lease, by giving notice in writing at any time prior to 180 days prior to the 7th anniversary;

c)	The Lease contains an option to renew for two additional 5 year terms, the first beginning in Month 148, with notice given prior to the end of Month 141, and the second beginning in Month 208, with notice given prior to end of Month 201, at fair market value rates;

d)	Leasehold improvements will be built out by the Landlord and the cost shall be the responsibility of the Tenant. Such improvements will cost approximately $856,376.00. Payments will be made as follows: $263,864.00 upon execution of the lease; $296,256.00 30 days post execution; 237,004.80 upon the Commencement Date; and $59,251.20 30 days post Commencement Date;

e)	The net lease rate shall be paid monthly as follows:

a.	First three months after Commencement Date at $0 per month;

b.	Months 4-39 $13,767.90 per month;

c.	Months 40-87 $14,821.44 per month;

d.	Months 88-123 $15,946.82 per month; and

e.	Months 124-147 $17,167.97 per month.

f)	Additional monthly charges are currently estimated as follows:

a.	Estimated CAM charges – $1,316.93 per month

b.	Estimated RE Tax Assessment - $1,508.48 per month

c.	Estimated Lessors Insurance Assessment - $215.50 per month.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Lease Agreement by and between InfuSystem Holdings, Inc. as the Guarantor, and its wholly-owned subsidiary First Biomedical, Inc., as the Tenant, with College K, LLC (the “Lessor”) dated April 24, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster Chief Financial Officer

Dated: May 28, 2014

Index to Exhibits

Exhibit No.	Description

10.1	Lease Agreement by and between InfuSystem Holdings, Inc. as the Guarantor, and its wholly-owned subsidiary First Biomedical, Inc., as the Tenant, with College K, LLC (the “Lessor”) dated April 24, 2014.